SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed  by  the  Registrant                     X
                                              ---
Filed by a Party other than the Registrant
                                              ---

Check  the  appropriate  box:

     Preliminary  Proxy  Statement
---

     Confidential, for use of the Commission Only (as permitted by Rule --- 14a-6(e)(2))

 X   Definitive  Proxy  Statement
---

     Definitive  Additional  Materials
---

     Soliciting  Material  Pursuant  to  Rule  14a-12
---

                             CASTLE BANCGROUP, INC.
                (Name of Registrant as Specified in its Charter)

                             CASTLE BANCGROUP, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment  of  filing  fee  (check  the  appropriate  box):

 X        No  fee  required.
---

--- Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
          (1)  Title  of  each class of securities to which transaction applies:
          (2)  Aggregate  number  of  securities  to  which transaction applies:
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
          (4)  Proposed  maximum  aggregate  value  of  transaction:
          (5)  Total  fee  paid:

---       Fee  paid  previously  with  preliminary  materials.

---       Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount  Previously  Paid:
          (2)  Form, Schedule or Registration Statement No.:
          (3)  Filing  Party:
          (4)  Date  Filed:

                             CASTLE BANCGROUP, INC.

                                     NOTICE

                                       OF

            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 25, 2001

     NOTICE IS HEREBY GIVEN, that the Annual Meeting of Stockholders (the "Annual Meeting") of Castle BancGroup, Inc., a Delaware corporation (the "Corporation"), will be held in the community room of Castle Bank, N.A., 511 West State Street, Sycamore, Illinois, on Wednesday, April 25, 2001 at 2:00 p.m.

     The  Annual  Meeting  is  for  the  purpose of considering and acting upon:

     (1)  The  election  of  three  directors  of  the  Corporation;  and

     (2) Such other matters as may properly come before the Annual Meeting or any adjournments thereof.

     Stockholders of record at the close of business on March 12, 2001 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

By  order  of  the  Board  of  Directors,


/s/  David  B.  Castle


David  B.  Castle
Secretary


DeKalb,  Illinois
March  26,  2001

IMPORTANT! TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE SIGN, DATE, AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF THE PROXY IS MAILED IN THE UNITED STATES.

                                 PROXY STATEMENT

                                       OF

                             CASTLE BANCGROUP, INC.
                            121 WEST LINCOLN HIGHWAY
                             DEKALB, ILLINOIS 60115
                                 (815) 758-7007

                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 25, 2001

--------------------------------------------------------------------------------
                               GENERAL INFORMATION
--------------------------------------------------------------------------------

     This Proxy Statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors of Castle BancGroup, Inc. (the "Corporation") from holders of the Corporation's outstanding shares of common stock, par value $0.33 1/3 per share ("Common Stock"), for use at the 2001 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, April 25, 2001 at 2:00 p.m. in the community room of Castle Bank, N.A., 511 West State Street, Sycamore, Illinois, or at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting and in this Proxy Statement.

     The Corporation will bear the costs of soliciting proxies from its stockholders. In addition to soliciting proxies by mail, directors, officers and employees of the Corporation and its subsidiaries, without receiving additional compensation therefor, may solicit proxies in person, by telephone or by facsimile. The Corporation may also reimburse brokers, nominees and other fiduciaries for their reasonable expenses in forwarding proxy solicitation materials to beneficial owners. The accompanying Notice of Annual Meeting, this Proxy Statement and the Proxy Card are first being mailed to the Corporation's stockholders on or about March 26, 2001.

--------------------------------------------------------------------------------
                          VOTING AT THE ANNUAL MEETING
--------------------------------------------------------------------------------

     The close of business on March 12, 2001 has been fixed as the record date (the "Record Date") for the determination of stockholders of the Corporation entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Corporation had 4,411,079 shares of Common Stock issued and outstanding.

     Each proxy that is properly signed and received before the Annual Meeting and not subsequently revoked will be voted in accordance with the instructions on such proxy. IF NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES NAMED IN THE PROXY AND IN THE DISCRETION OF THE PERSONS NAMED IN THE PROXY ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. Any stockholder has the right to revoke a proxy at any time before its exercise at the Annual Meeting. A proxy may be revoked by properly executing and submitting to the Corporation a later-dated proxy or by mailing written notice of revocation to Castle BancGroup, Inc., 121 West Lincoln Highway, DeKalb, Illinois 60115, Attention: David B. Castle, Secretary. A stockholder may also revoke a proxy by appearing at the Annual Meeting and voting in person. Proxies are valid only for the meeting specified therein or any adjournments of such meeting.

     A quorum of stockholders is necessary to take action at the Annual Meeting. A majority of the outstanding shares of Common Stock, represented in person or by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the Annual Meeting. The inspectors will determine whether a quorum is present. The inspectors of election will treat broker non-votes as present and entitled to vote for purposes of determining whether a quorum is present. "Broker non-votes" refers to a broker, bank or other nominee holding shares for a beneficial owner not voting on a particular proposal because the broker, bank or other nominee does not have discretionary voting power regarding that item and has not received instructions from the beneficial owner.

     Stockholders have the right to cumulative voting in the election of directors. Under cumulative voting, each stockholder is entitled to a number of votes equal to the number of his or her shares multiplied by the number of directors to be elected. Each stockholder may cast all of those votes for a single nominee or may distribute the votes among as many of the nominees as such stockholder deems appropriate. Cumulative votes for which a proxy is given will be divided equally among all director nominees for whom authority has been given. NOTWITHSTANDING THE FOREGOING, THE PROXY HOLDERS RESERVE THE RIGHT, EXERCISABLE IN THEIR SOLE DISCRETION, TO VOTE PROXIES CUMULATIVELY SO AS TO ELECT ALL OR AS MANY AS POSSIBLE OF SUCH DIRECTOR NOMINEES DEPENDING UPON THE CIRCUMSTANCES AT THE ANNUAL MEETING. In voting on all other matters that may properly come before the Annual Meeting, each stockholder is entitled to one vote for each share of Common Stock held.

     Stockholders who hold their shares in "street name" through a broker, bank or other nominee will receive voting instructions from their broker, bank or nominee that must be followed in order for them to direct how they want their shares to be voted. If any stockholder holding shares through a broker, bank or other nominee wants to vote his or her shares in person at the Annual Meeting, such stockholder must obtain a proxy, executed in his or her favor, from their broker, bank or nominee indicating that the stockholder was the beneficial owner of the shares on the Record Date.

--------------------------------------------------------------------------------
                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT
--------------------------------------------------------------------------------

     The following table sets forth, as of the Record Date, the number of shares of Common Stock beneficially owned by each person known by the Corporation to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, each director nominee of the Corporation, each director, the "named executive officers" (as defined below) and all director nominees, directors and executive officers of the Corporation as a group.

                                        AMOUNT AND NATURE OF    PERCENT OF COMMON
NAME OF BENEFICIAL OWNER               BENEFICIAL OWNERSHIP(1)  STOCK OUTSTANDING
-------------------------------------  -----------------------  ------------------
PRINCIPAL STOCKHOLDERS:

John W. Castle
  208 Miller Avenue
  DeKalb, Illinois 60115                            513,279(2)          11.48%(11)

David B. Castle
  2851 Country Club Lane
  DeKalb, Illinois 60115                            394,864(3)               8.95%

Amy W. Castle
  329 Lower Flat Creek Road
  Alexander, North Carolina 28701                   376,798(3)               8.54%


                                        2

                                        AMOUNT AND NATURE OF    PERCENT OF COMMON
NAME OF BENEFICIAL OWNER               BENEFICIAL OWNERSHIP(1)  STOCK OUTSTANDING
-------------------------------------  -----------------------  ------------------

Harry D. Castle
  4909 Orchard Ave., Apt. 105
  San Diego, California 92107                       376,798(3)               8.54%

John L. Castle
  1013 Fisk Road
  Compton, Illinois 61318                           376,798(3)               8.54%

James N. McInnes
  79 Edgebrook Drive
  Sandwich, Illinois 60548                          304,278(2)           6.84%(11)

Ernest A. Basler
  515 East 4th Street
  Sandwich, Illinois 60548                       279,126(2)(4)           6.30%(11)

Shirley M. Basler
  515 East 4th Street
  Sandwich, Illinois 60548                          226,450(5)               5.13%

DIRECTOR NOMINEES, DIRECTORS AND
NAMED EXECUTIVE OFFICERS:(6)

Kathleen L. Halloran                                  3,527(2)                  *

Dewey R. Yaeger                                   36,743(2)(7)                  *

Robert T. Boey                                    32,667(2)(8)                  *

Richard C. McGinity                                   2,250(2)                  *

Donald E. Kieso                                   43,112(2)(9)                  *

Bruce P. Bickner                                     76,153(2)           1.73%(11)

Peter H. Henning                                 34,374(2)(10)                  *

Diane F. Leto                                         1,032(2)                  *

All director nominees, directors and
executive officers as a group (13
persons)                                          1,050,655(2)          23.15%(12)

____________________________

(1) Unless otherwise indicated, the nature of beneficial ownership for shares shown in this column is sole voting and investment power.

(2) Includes the following shares which the beneficial owner has the right to acquire within 60 days through exercise of stock options: J. Castle -
     60,000 shares; J. McInnes - 40,000 shares; E. Basler - 16,000 shares; K. Halloran - 2,250 shares; D. Yaeger - 24,000 shares; R. Boey - 3,000 shares;
     R. McGinity - 2,250 shares; D. Kieso - 3,000 shares; B. Bickner - 3,000 shares; P. Henning - 3,000 shares; and D. Leto - 850 shares; and all director nominees, directors and executive officers as a group - 127,450 shares.

(3) Includes 90,000 shares held in the David B. Castle 1992 Trust, 90,000 shares held in the Amy W. Castle 1992 Trust, 90,000 shares held in the Harry D. Castle 1992 Trust and 90,000 shares held in the John L. Castle 1992 Trust (360,000 shares in the aggregate). David B. Castle, Amy W. Castle, Harry D. Castle and John L. Castle act collectively as trustee for each of these trusts with shared voting and investment power. The 360,000 shares held by the trusts are reported in the table above in the beneficial ownership totals for each of David B. Castle, Amy W. Castle, Harry D. Castle and John L. Castle.

(4) Includes 202,450 shares owned jointly with Shirley M. Basler, Mr. Basler's wife, which are also reported as beneficially owned by Shirley M. Basler.


                                        3

(5) Includes 202,450 shares owned jointly with Ernest A. Basler, Mrs. Basler's husband, which are also reported as beneficially owned by Ernest A. Basler.

(6) Information with respect to John W. Castle, Director, Chairman of the Board, and Ernest A. Basler, Director Nominee, is included above under Principal Stockholders.

(7)  Includes  474  shares  owned  by  Mr.  Yaeger's  wife.

(8)  Includes  11,933  shares  owned  jointly  with  Mr.  Boey's  wife.

(9) Includes 6,000 shares owned by Mr. Kieso's wife. Mr. Kieso disclaims beneficial ownership of these shares.

(10) Includes  240  shares  owned  jointly  with  Mr.  Henning's  wife.

(11) Percentage is calculated on a partially diluted basis, assuming only the exercise of stock options by such individual which are exercisable within 60 days.

(12) Percentage is calculated on a fully diluted basis, assuming the exercise of all stock options of directors and executive officers which are exercisable within 60 days.

*    Less  than  1%.

--------------------------------------------------------------------------------
                     PROPOSAL NO.  1 - ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     Richard C. McGinity will not stand for election as a Class I director at the Annual Meeting. The Corporation is grateful to Mr. McGinity for his service as a director. Ernest A. Basler will stand for election as a Class I director at the Annual Meeting.

     The Corporation's Board of Directors is comprised of eight directors (three Class I directors, two Class II directors and three Class III directors). The Corporation's Certificate of Incorporation provides that directors are elected for terms of three years, approximately one-third of whom are elected annually. Three directors will be elected as Class I directors at the Annual Meeting to serve for a three-year period, or until their respective successors have been elected and qualified. The Board of Directors has nominated for election as directors Ernest A. Basler, Kathleen L. Halloran and Dewey R. Yaeger.

     Each of the nominees has agreed to serve as a director if elected, and the Corporation has no reason to believe that any nominee will be unable to serve. In the event of the refusal or inability of any nominee for director of the Corporation to serve as director, the persons named in the accompanying form of proxy shall vote such proxies for such other person or persons as may be nominated as directors by the Board of Directors of the Corporation, unless the number of directors shall have been reduced by the Board. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF ERNEST A. BASLER, KATHLEEN L. HALLORAN AND DEWEY R. YAEGER AS DIRECTORS OF THE CORPORATION.

     The three individuals receiving the highest number of votes cast will be elected as directors of the Corporation. Broker non-votes will not be counted in the vote totals because they are not considered votes cast.

     The following table sets forth information with respect to the director nominees, continuing directors and executive officers of the Corporation.

                                                YEAR TERM
                                DIRECTOR OR   AS A DIRECTOR
         NAME          AGE(1)  OFFICER SINCE     EXPIRES         POSITION WITH THE CORPORATION
---------------------  ------  -------------  -------------  --------------------------------------
DIRECTOR NOMINEES
Ernest A. Basler           69           2001           2001  Director
Kathleen L. Halloran       48           1998           2001  Director
Dewey R. Yaeger            60           2000           2001  Director, President and CEO

CONTINUING DIRECTORS
Robert T. Boey             61           1992           2002  Director
Donald E. Kieso            64           1993           2002  Director
Bruce P. Bickner           57           1991           2003  Director
John W. Castle             67           1984           2003  Director and Chairman
Peter H. Henning           53           1988           2003  Director

OTHER EXECUTIVE
OFFICERS(2)
Micah R. Bartlett          27           1998                 Senior Vice President, Controller and
                                                             Treasurer
Ronald L. Hovermale        61           1997                 Senior Vice President - Operations,
                                                             Information Systems and Human Services
Diane F. Leto              39           2000                 Senior Vice President - Operations,
                                                             Information Systems and Human Services

_________________________
(1)     At  January  1,  2001.
(2)     John  W.  Castle, Chairman of the Board, and Dewey R. Yaeger, President and Chief Executive
        Officer, are listed above under Continuing Directors and under Director Nominees, respectively.

DIRECTOR  NOMINEES:
------------------

     Ernest A. Basler has been the retired President of The Sandwich State Bank since 1996. From 1992 to 1996, he served as President of The Sandwich State Bank.

     Kathleen L. Halloran is Executive Vice President of Nicor, Inc., a holding company whose principal subsidiary is Nicor Gas which is a local gas distribution utility. She has held such position or similar positions with Nicor, Inc. for more than the past five years.

     Dewey R. Yaeger is the President and Chief Executive Officer of the Corporation. He has served as Chief Executive Officer since December 2000. He previously served as Chief Operating Officer from 1997 to December 2000. He also serves as Chairman of the Board, President, Chief Executive Officer and as a director of Castle Bank, N.A. He also served as a director of the three predecessors of Castle Bank, N.A. from 1997 to 2000. From 1993 to 1997 he was President and Chief Executive Officer of Central National Bank of Mattoon, Mattoon, Illinois.

CONTINUING  DIRECTORS:
---------------------

     Robert T. Boey is the President and co-owner of American Bare Conductor, Inc., a manufacturer of electrical copper wire and cable products, and has held such position since 1985. Mr. Boey is also a partner and co-owner of Sycamore Industrial Park Associates.

     Donald E. Kieso is the KPMG Emeritus Professor of Accountancy at Northern Illinois University and is also a CPA and a self-employed author of accounting and business textbooks and has held such positions for more than the past five years.

     Bruce P. Bickner is Executive Vice President of Monsanto Company. From 1986 to 1999, Mr. Bickner served as the Chairman and Chief Executive Officer of DeKalb Genetics Corporation. He is also a director of Nicor, Inc.

     John W. Castle has served as the Chairman of the Board of the Corporation since 1984. Previously, he served as Chief Executive Officer of the Corporation from 1984 to 2000.

     Peter H. Henning is the Chairman, President and Chief Executive Officer of Plano Molding Company, a manufacturer of proprietary and custom plastic injection molded products, and has held such position for more than the past five years.

OTHER  EXECUTIVE  OFFICERS:
--------------------------

     Micah R. Bartlett is the Senior Vice President, Controller and Treasurer of the Corporation. He has served as Senior Vice President and Treasurer since 2000 and as Controller since 1998. Also, he previously served as Vice President of the Corporation from 1997 to 2000. From 1996 to 1997, Mr. Bartlett was Vice President and Cashier of Central National Bank of Mattoon. From 1990 to 1996, Mr. Bartlett served as Assistant Vice President of Finance and in other capacities for First National Bank of Raymond.

     Ronald L. Hovermale served as the Senior Vice President - Operations, Information Systems and Human Resources of the Corporation from 1997 to 2000.

     Diane F. Leto has served as the Senior Vice President - Operations, Information Systems and Human Resources of the Corporation since September 30, 2000. From 1996 to 2000, Ms. Leto served as Director of Internal Audit of the Corporation. From 1982 to 1996, Ms. Leto served as Senior Vice President of International Treasury Operations and in other capacities for ABN-AMRO, N.A.

--------------------------------------------------------------------------------
                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

     The Board of Directors of the Corporation conducts its business through meetings of the full Board and through meetings of committees of the Board. The Board of Directors maintains an Audit, Compensation and Nominating Committee. The Board of Directors held six meetings during 2000. During 2000, no director of the Corporation attended fewer than 75% of the total meetings of the Board or of the committees on which such Board member served.

     The Audit Committee is comprised of Kathleen L. Halloran, Richard C. McGinity and Donald E. Kieso. Donald E. Kieso is Chairman of the Committee. The Audit Committee's duties include reviewing the scope of internal and external accounting controls and audit procedures, the Corporation's accounting principles, policies and practices and financial reporting, and the results of internal and external audits conducted with respect to the Corporation and its subsidiaries. The Committee also recommends to the Board of Directors the selection of the Corporation's independent auditors. The Audit Committee met eight times during 2000, including two special meetings to discuss the discontinuance and closure of the Corporation's subsidiary, CasBanc Mortgage, Inc.

     The Compensation Committee is comprised of Robert T. Boey, Bruce P. Bickner and Peter H. Henning. Bruce P. Bickner is Chairman of the Committee. The Compensation Committee annually reviews all aspects of the compensation for the Chief Executive Officer and for the Chief Operating Officer of the Corporation, including the appropriateness of executive compensation and benefit programs, and is responsible for recommending to the Board of Directors the specific individual annual goals and objectives of the Chairman of the Board (Chief Executive Officer) and the President (Chief Operating Officer). The Compensation Committee also recommends to the subsidiary Board of Directors the salary levels for subsidiary senior management. The Compensation Committee met three times during 2000.

     The Nominating Committee is comprised of Bruce P. Bickner and Peter H. Henning. Peter H. Henning is Chairman of the Committee. John W. Castle, as Chairman of the Board of the Corporation, serves as an ex-officio member of the Committee. The Nominating Committee reviews the requirements for service as a director of the Corporation, reviews potential candidates for director, proposes nominees for director and recommends the successor to the Chairman when a vacancy occurs in that position. The Nominating Committee will consider nominees recommended by stockholders. The Nominating Committee did not meet during 2000.

--------------------------------------------------------------------------------
             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

     The Audit Committee of the Corporation operates under a written charter adopted by the Board of Directors. A copy of the charter appears as Appendix A to this Proxy Statement.

     Management is responsible for the Corporation's internal controls, financial reporting process and compliance with laws and regulations. The independent auditors are responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee is responsible for monitoring and overseeing these processes.

     The Audit Committee met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Corporation's consolidated financial statements were prepared in accordance with generally accepted accounting principles, consistently applied. The Audit
Committee reviewed and discussed with management and the independent auditors the consolidated financial statements and the independent auditors' report thereon. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors the independence of that firm.

     Based upon the Audit Committee's discussions with management and the independent auditors and the Audit Committee's review of the representations of management and the representations and opinion of the independent auditors, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.

     In addition, the Audit Committee considered whether the services provided by the independent auditors not related to the audit of the financial statements referred to above or to the reviews of the interim financial statements included in the Corporation's Forms 10-Q for the quarters ended March 31, 2000, June 30, 2000, and September 30, 2000 were compatible with maintaining the independence of the independent auditors.

     Submitted by the Audit Committee of the Board of Directors:

                                          Donald E. Kieso, Chairman
                                          Kathleen L. Halloran
                                          Richard C. McGinity

--------------------------------------------------------------------------------
                     FEES OF INDEPENDENT PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------

     Audit Fees. The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Corporation's annual financial statements for the fiscal year ended December 31, 2000 and the review of the condensed financial statements included in the Corporation's Quarterly Reports on Form
10-Q  for  said  fiscal  year  were  $80,000.

     Financial Information Systems Design and Implementation Fees. No professional services were rendered or fees billed by KPMG LLP for financial information systems design and implementation for the fiscal year ended December 31, 2000.

     All Other Fees. The aggregate fees billed for professional services rendered by KPMG LLP other than audit fees for the fiscal year ended December 31, 2000 were $56,330.

--------------------------------------------------------------------------------
                             EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

     The following table summarizes compensation for services to the Corporation and the Corporation's subsidiaries for the years ended December 31, 2000, 1999 and 1998 paid to or earned by the Chief Executive Officer of the Corporation and the other most highly compensated executive officers of the Corporation whose salary and bonus exceeded $100,000 for the year ended December 31, 2000. No other executive officer's salary and bonus exceeded $100,000 for the year ended December 31, 2000. These individuals are sometimes hereinafter referred to as the "named executive officers." All share amounts have been adjusted for the two-for-one stock split in the form of a 100% stock distribution, which was paid out of authorized but unissued shares to stockholders of record on May 10, 1999.

                                                                                   ALL OTHER
                                                                                   ---------
                                               ANNUAL COMPENSATION(1)  SECURITIES   COMPEN-
             NAME AND                          ----------------------  UNDERLYING   -------
        PRINCIPAL POSITION                 YEAR   SALARY      BONUS    OPTIONS (#)  SATION(2)
-----------------------------------------  ----  --------  ----------  -----------  ----------
John W. Castle                             2000  $230,000  $111,000             --  $   18,660
   Chairman of the Board(3)                1999  $230,000  $     --             --  $   18,872
                                           1998  $223,500  $121,808             --  $   35,896

Dewey R. Yaeger                            2000  $175,000  $ 78,750             --  $   16,837
   President and Chief Executive           1999  $165,000  $ 20,000         16,000  $   14,400
   Officer (3)                             1998  $150,000  $ 75,000         16,000  $   10,433

Ronald L. Hovermale(4)                     2000  $112,500  $     --             --  $       --
   Senior V.P. - Operations, Information   1999  $101,754  $     --             --  $   26,400
   Systems and Human Resources             1998  $101,754  $     --             --  $   24,400

Thomas D. Young(5)                         2000  $ 99,483  $     --             --  $    2,991
   Senior V.P. - Marketing, Planning and   1999  $110,000  $  2,400             --  $    9,779
   Retail Services Delivery                1998  $110,000  $ 29,700          3,000  $   15,871


                                        8

                                                                                   ALL OTHER
                                                                                   ---------
                                               ANNUAL COMPENSATION(1)  SECURITIES   COMPEN-
             NAME AND                          ----------------------  UNDERLYING   -------
        PRINCIPAL POSITION                 YEAR   SALARY      BONUS    OPTIONS (#)  SATION(2)
-----------------------------------------  ----  --------  ----------  -----------  ----------
Diane F. Leto                              2000  $ 95,000  $ 19,000          1,000  $    8,340
   Senior V.P. - Operations, Information   1999  $ 82,500  $  1,000             --  $    6,909
   Systems and Human Resources             1998  $ 80,000  $ 16,000            600  $   11,267

____________________________

(1) None of the named executive officers received any perquisites or other personal benefits, securities, or property in an amount exceeding 10% of his salary and bonus during 1998, 1999 and 2000.

(2) For each of the named executive officers, this amount consists entirely of contributions by the Corporation under its Profit Sharing Plan and Supplemental Profit Sharing Plan except that for Mr. Hovermale it only includes the purchase price for 1,600 shares of the Corporation's Common Stock purchased in his behalf by the Corporation in each of 1998 and 1999.

(3) Mr. Castle resigned, and Mr. Yaeger was elected, as Chief Executive Officer on December 16, 2000. Mr. Yaeger resigned as Chief Operating Officer on December 16, 2000.

(4) Mr. Hovermale resigned on December 31, 2000, and Ms. Leto was elected on September 30, 2000, as Senior Vice President - Operations, Information Systems and Human Resources.

(5) Mr. Young resigned as Senior V.P.-Marketing, Planning and Retail Services Delivery on October 13, 2000.

     The following table sets forth information regarding individual grants of stock options made during 2000 to Diane F. Leto. No stock option grants were made during 2000 to the other named executive officers.

                                                             POTENTIAL REALIZABLE
                                                               VALUE AT ASSUMED
                                                                ANNUAL RATES OF
                NUMBER OF    PERCENT  OF                         STOCK PRICE
               SECURITIES   TOTAL OPTIONS                      APPRECIATION FOR
               UNDERLYING    GRANTED TO   EXERCISE                OPTION TERM
                 OPTIONS    EMPLOYEES IN    PRICE   EXPIRATION -----------------
     NAME      GRANTED(#)   FISCAL  YEAR  PER SHARE    DATE      5%       10%
-------------  -----------  ------------  ----------  -------  -------  --------

Diane F. Leto     1,000(1)          3.8%  $    13.25  1/15/10  $8,330   $21,120

_________________________
(1) The options become exercisable with respect to 25% of the shares covered thereby on each of the first four anniversaries of the date of grant.

     The following table sets forth information regarding the year-end values of unexercised stock options held by the named executive officers.

                                               NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                              UNDERLYING UNEXERCISED    IN-THE-MONEY STOCK
                                             STOCK OPTIONS AT  FISCAL       OPTIONS AT
                                                   YEAR END (#)         FISCAL YEAR END(1)
                     SHARES         VALUE   --------------------------  ------------------
                    ACQUIRED      --------                               EXER-    UNEXER-
NAME             ON EXERCISE (#)  REALIZED  EXERCISABLE  UNEXERCISABLE  CISABLE   CISABLE
---------------  ---------------  --------  -----------  -------------  --------  --------

John W. Castle                --        --       60,000             --  $285,000  $      -
Dewey R. Yaeger               --        --       24,000         24,000  $  9,000  $  3,000
Thomas D. Young               --        --        9,250          2,750  $ 32,375  $    375
Diane F. Leto                 --        --          600          1,400  $    225  $     75

_________________________
(1) This amount represents the difference between the market value of one share of the Corporation's Common Stock on December 31, 2000 ($11.75) and the option exercise price times the total number of shares subject to exercisable or unexercisable options.

     Employment Agreements. The Corporation has entered into an employment agreement with Dewey R. Yaeger, effective January 1, 1999, providing for Mr. Yaeger's employment as President and Chief Operating Officer for an initial term of two years. Mr. Yaeger will receive an annual base salary of $165,000 (subject to future increase) and certain other benefits, including participation in the Corporation's incentive, retirement, medical and other employee benefit plans. The employment agreement provides for increased benefits to Mr. Yaeger under certain circumstances if Mr. Yaeger's employment with the Corporation is terminated other than for "good cause" or if Mr. Yaeger elects to terminate his employment for "good reason" or if Mr. Yaeger's employment terminates following a "change of control" of the Corporation. "Good cause,""good reason" and "change of control" are terms defined in the employment agreement. A copy of this agreement is filed as an exhibit to the Corporation's Form 10-K for its 1999 fiscal year.

     In addition, the Corporation has entered into an agreement for services with Ronald L. Hovermale dated as of September 26, 1997. The original term of the agreement provided for its expiration on December 31, 1999. The agreement was amended on March 12, 1999 to, among other things, extend the term of the agreement to January 15, 2001. Under the terms of the agreement, as amended, Mr. Hovermale serves as Senior V. P. - Operations, Information Systems and Human Resources of the Corporation. A copy of this agreement is filed as an exhibit to the Corporation's Form 10-K for its 1998 fiscal year.

--------------------------------------------------------------------------------
                             DIRECTORS' COMPENSATION
--------------------------------------------------------------------------------

     Each non-employee director of the Corporation received a quarterly retainer of $1,500 in 2000. In addition, each non-employee director received a fee of $1,000 for each Board meeting attended and a fee of $300 ($400 if committee chairman) for each committee meeting attended. If a non-employee director is also a director of any subsidiary of the Corporation, such non-employee director also receives fees in such capacities. Pursuant to the Corporation's Stock
Benefit Plan, when a non-employee becomes a new director of the Corporation, such new non-employee director is automatically granted an option to purchase 3,000 shares of Common Stock. Directors who are employees of the Corporation or a subsidiary do not receive additional compensation for serving as directors of the Corporation or a subsidiary.

--------------------------------------------------------------------------------
                   REPORT OF THE COMPENSATION COMMITTEE OF THE
                  BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

     The members of the Compensation Committee of the Corporation during the fiscal year ended December 31, 2000 were Bruce P. Bickner (Chairman), Robert T. Boey, and Peter H. Henning. No member of the Compensation Committee is a former or current officer or employee of the Corporation or any of its subsidiaries.

     The Compensation Committee's goal in setting executive compensation is to attract, retain, motivate and reward highly qualified management to achieve the Corporation's business objectives. The executive compensation program is integrated with the Corporation's annual and long-term business plans in order to provide a strategic link between corporate performance and executive compensation. The components of the corporate compensation program are base salary, annual performance incentive (bonus), the Profit Sharing Plan, the Supplemental Profit Sharing Plan and the Stock Benefit Plan.

     The Compensation Committee's approach to setting compensation for executive officers is to review their compensation relative to the Corporation's financial results, including growth in earnings, increase in share value, the rate of return on assets and equity, and various measures of productivity and efficiency. Additionally, the Compensation Committee reviews performance relative to attainment of specific corporate and individual objectives that are set each year. The Compensation Committee also considers the Corporation's and its subsidiary's standing in the community they serve, ratings by regulatory authorities and views of the Corporation's independent auditors.

     The base salaries and annual performance incentive objectives for the current year are established before the beginning of the year. The level of incentive compensation is determined by the Compensation Committee after year-end, based upon a review of performance against predetermined objectives. The program requires certain minimum financial objectives be met before performance incentives can be paid for accomplishment of either financial or individual objectives.

     In determining the reasonableness of each executive officer's total compensation, the Compensation Committee reviews information from studies and reports including, among others, the Bank Administration Institute's Key Executive Compensation Survey, the Illinois Bankers Association Executive Compensation Report, the Crowe Chizek Financial Institutions Compensation Survey and SNL Security's Bank Director Review. These reports compile total compensation data based on asset size and geographic region including salary ranges by position. The Compensation Committee uses the information found in these reports to set the salary ranges (minimum, midpoint and maximum) for the CEO and COO positions in the salary administration program.

     The 2000 incentive compensation was based upon actual performance compared to both financial and individual objectives. The financial objectives were evaluated against holding company, subsidiary and consolidated budgets. Mr. Castle's base salary of $230,000 was unchanged for 2000. Mr. Yaeger's base salary was increased $10,000 from $165,000 for 1999 to $175,000 for 2000. These levels were approximately at the midpoint of the salary range established for the respective positions in the salary administrative program. The Compensation Committee considered several factors in setting base salaries: (i) relative base salary as compared to others; (ii) increased responsibilities of corporate governance; (iii) continued improvement in share value relative to prior years;
(iv) favorable perception by the local community, regulators and professional consultants; (v) efficiencies gained during 1999 from consolidating "back office" operations; (vi) progress developing company wide marketing strategies;
(vii) improved investor relations; (viii) improved strategic and annual planning and budgeting processes; and (ix) consultation with other members of the Board of Directors.

     Mr. Castle and Mr. Yaeger in 2000 were eligible to receive bonus amounts of $115,000 and $78,750, respectively. Of the $115,000 eligibility for Mr. Castle, $69,000 was related to financial objectives and $46,000 was related to individual objectives. Of the $78,750 eligibility for Mr. Yaeger, $47,250 was related to financial objectives and $31,500 was related to individual objectives. The plan allows for the actual bonus award to be higher or lower than the base amount, depending on financial and individual performance. The Compensation Committee determined that the financial objectives for both Mr. Castle and Mr. Yaeger were met, and accordingly they were awarded $69,000 and $47,250, respectively, for the financial objectives portion of the bonus. The Compensation Committee determined the level at which Mr. Castle's individual objectives were met and awarded $42,000 of the $46,000 eligibility. The Compensation Committee further determined that Mr. Yaeger met all of his individual objectives and awarded him $31,500. Therefore, the total bonuses awarded to Mr. Castle and Mr. Yaeger were $111,000 and $78,750, respectively.

Submitted by the Compensation Committee of the Board of Directors:

                                            Bruce P. Bickner, Chairman
                                            Robert T. Boey
                                            Peter H. Henning

--------------------------------------------------------------------------------
                      COMMON STOCK PRICE PERFORMANCE GRAPH
--------------------------------------------------------------------------------


     The following graph compares on a cumulative basis the percentage changes since December 31, 1995 in (a) the total stockholder return on the Common Stock,
(b) the total return of U.S. companies in the NASDAQ Market Index ("NASDAQ U.S.") and (c) the total return of all banking organizations traded on the NASDAQ Market ("NASDAQ Bank"). The total return information presented assumes the reinvestment of dividends.

                        12/31/95  12/31/96  12/31/97  12/31/98  12/31/99  12/31/2000
NASDAQ U.S.                1.000     1.230     1.507     2.125     3.949       2.377
NASDAQ Bank                1.000     1.320     2.211     2.196     2.111       2.411
Castle BancGroup, Inc.     1.000     1.325     1.353     1.924     1.659       1.493

--------------------------------------------------------------------------------
                          TRANSACTIONS WITH MANAGEMENT
--------------------------------------------------------------------------------

     Several of the Corporation's directors and their affiliates, including corporations and firms of which they are officers or in which they or members of their families have an ownership interest, are customers of the banking subsidiary of the Corporation. These persons, corporations and firms have had transactions in the ordinary course of business with the banking subsidiary of the Corporation, including borrowings of material amounts, all of which, in the opinion of management, were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

--------------------------------------------------------------------------------
                         INDEPENDENT PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------

     The Board of Directors has selected Crowe, Chizek & Company LLP, independent certified public accountants, to serve as the independent auditors of the Corporation and its subsidiaries for the fiscal year ending December 31, 2001. A representative from Crowe Chizek & Company LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions. The Corporation engaged Crowe, Chizek and Company LLP as its independent auditors on February 1, 2001. During the two years ended December 31, 2000, and the subsequent interim period from January 1, 2001 through engagement of Crowe, Chizek and Company LLP as the Corporation's independent auditors, neither the Corporation nor anyone on its behalf had consulted Crowe, Chizek and Company LLP with respect to any accounting or auditing issue involving the Corporation.

     On February 1, 2001, the Corporation gave notification of dismissal of the firm of KPMG LLP as independent auditors of the Corporation, effective with completion of the audit of the Corporation's financial statements for the fiscal year ended December 31, 2000, and the issuance of their report thereon. A representative from KPMG LLP is not expected to be present at the Annual Meeting. The change in independent certified accountants was approved by the Audit Committee and by the Board of Directors. KPMG LLP served as the Corporation's independent auditor since its inception in 1984.

     KPMG LLP performed audits of the financial statements of the Corporation for the two years ended December 31, 2000. Their reports did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. With respect to the foregoing, (1) there have been no disagreements between the Corporation and KPMG LLP on any matter of accounting principles or practice, financial statement disclosure, or auditing scope of procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the subject matter of such disagreements in connection with its reports; and (2) KPMG LLP did not advise the Corporation of any of the other matters described in
Item 304(a) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

     In order to be eligible for inclusion in the Corporation's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Corporation's main office no later than November 23, 2001. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

     The Board of Directors of the Corporation does not intend to present any other matters for action at the Annual Meeting, and the Board has not been informed that other persons intend to present any other matters for action at the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote thereon, pursuant to the proxy, in accordance with the recommendation of the Board of Directors of the Corporation.

--------------------------------------------------------------------------------
             SECTION 16 - BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

     Based solely upon its review of reports on Forms 3, 4 or 5 and any amendments furnished to the Corporation under Section 16 of the Securities Exchange Act of 1934, and written representations from the executive officers and directors that no other reports were required, the Corporation believes that all of these Forms were filed on a timely basis by reporting persons during the fiscal year ended December 31, 2000.

                                   APPENDIX A

                             CASTLE BANCGROUP, INC.
                             AUDIT COMMITTEE CHARTER

I.        PURPOSE

          There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall provide assistance to the board of directors in fulfilling its responsibility relating to the company's accounting and reporting practices, the quality and integrity of financial reports and the independent audit of financial statements. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the management of the corporation.

II.       MEMBERSHIP  AND  AUTHORITY

          The committee shall consist of at least three and no more than six independent, non-executive board members. Committee members shall have
          (1) knowledge of the industries in which the company operates; (2) the ability to read and understand fundamental financial statements, including a company's balance sheet, income statement, statement of cash flow, and key performance indicators; and (3) the ability to understand key business and financial risks and related controls and control processes. The committee shall have access to its own counsel and other advisors at the committee's sole discretion.

          One member, preferably the chairperson, should be literate in business and financial reporting and control, including knowledge of the regulatory requirements and should have past employment experience in finance or accounting or other comparable experience or background. Committee appointments shall be approved annually by the full board upon recommendation of the nominating committee. The committee chairperson shall be selected by the committee members or by the nominating committee.

          The board of directors shall also have the power at any time to change the membership of the audit committee and fill its vacancies. Subject to rules prescribed by the board of directors, the audit committee shall meet at such times, and at such places as the members of the audit committee shall deem necessary or desirable. Meetings of the audit committee may be called at any time by the chairman of the committee or by any two members of the committee. Except as expressly provided in this charter or the bylaws of the corporation, the audit committee shall fix its own rules of procedure.

III.      DUTIES  AND  RESPONSIBILITIES

          In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the accounting and financial reporting practices of the company continue to comply with all applicable requirements and that they remain of the highest quality.

          In carrying out these responsibilities, the  audit  committee  will:

          - Ensure that the independent auditor remains ultimately accountable to the board of directors and the audit committee; and that the board of directors and the audit committee have ultimate authority and responsibility to select, evaluate and when appropriate, replace the independent auditor.

          - Ensure that the outside auditor submits periodic reports regarding all relationships between the auditor and the company, including all matters required by Independence Standards Board Standard No. 1; that there are discussions with the independent auditor regarding disclosed relationships or services that may affect their objectivity and independence; and, when appropriate, that recommendations are made to the board of directors to take action to satisfy itself of the independence of the independent auditor.

          - Meet with the independent auditors and financial management of the company to review the scope of the proposed annual audit and quarterly reviews for the current year and the procedures to be utilized.

          - Review the audited financial statements and management's discussion and analysis proposed to be contained in the Form 10-K with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content which is to be presented to the shareholders.

          - Recommend to the board of directors the inclusion of the audited financial statements of the company in its Annual Report to Shareholders and Form 10-K.

          - Prepare the report of the audit committee required by the rules of the Securities and Exchange Commission to be included in the corporation's annual meeting proxy statement.

          - Prior to the filing of each Form 10-Q and the Form 10-K, discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, including the quality of the company's accounting principles, financial reporting and other matters that should be communicated to the audit committee under the professional standards of the American Institute of Certified Public Accountants.

          - Review the internal audit function of the company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

          - Review at least annually a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

          - Review with the independent auditors, the internal auditors and financial management, the adequacy and effectiveness of the accounting and financial controls of the company; and elicit any recommendations for the improvement of controls or procedures that are desirable or necessary with particular emphasis to be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

          - Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present.

          - Discuss the significant matters from each audit committee meeting with the board of directors.

          - Review and reassess at least annually the audit committee charter in light of current circumstances and changes in regulations, and recommend any proposed revisions to the audit committee charter to the board of directors.

          - Perform any other action necessary to comply with the regulations of the Securities and Exchange Commission and the New York Stock Exchange.

                             CASTLE BANCGROUP,  INC.

               Proxy Solicited on Behalf of the Board of Directors

         For Annual Meeting of Stockholders to be Held on April 25, 2001

     The undersigned hereby appoints John W. Castle and Peter H. Henning, each with the power to act without the other and with full power of substitution, as the attorneys and Proxies of the undersigned to represent and vote all shares of common stock of Castle BancGroup, Inc. (the "Corporation"), standing in the name of the undersigned at the close of business on March 12, 2001, at the Annual Meeting of Stockholders of the Corporation to be held in the community room of Castle Bank, N.A., 511 West State Street, Sycamore, Illinois, on April 25, 2001 or at any adjournments or postponements thereof, with all the powers that the undersigned would possess if personally present on all matters coming before said meeting, as follows:

          (Continued, and to be signed and dated, on the reverse side)


                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                             Castle BancGroup, Inc.

                                 April 25, 2001



                 Please Detach and Mail in the Envelope Provided

A.     [X]  Please  mark  your  votes  as  in  this  example.

1.     Election  as  directors  of  all  the  nominees  listed  at  the  right.

                 FOR  all  nominees                    WITHHOLD
                  listed  at  right                   AUTHORITY
               (except as indicated to         to vote for all nominees
                the  contrary  below)              listed  at  right
                        [  ]                             [  ]

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.


              ----------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES.

Nominees:     Ernest A. Basler
              Kathleen L. Halloran
              Dewey R. Yaeger

2. In their discretion, on such other matter that may properly come before the meeting and any adjournments thereof.

The shares represented by this proxy will be voted as directed. WHERE NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES LISTED HEREON.

This proxy may be revoked before the exercise of the powers conferred by the proxy.

Please  sign  below,  date  and  return  promptly.

     Please  check  box  if  you  plan  to  attend.  [_]


Signature:               Signature if held jointly:     Dated:

___________________     ___________________________     ________________, 2001

IMPORTANT: Please sign exactly as name appears hereon. When signing on behalf of a corporation, partnership, estate, trust or in other representative capacity, please sign name and title. If executed by a corporation, the proxy should be signed by a duly authorized officer. If executed by a partnership, please sign in the partnership name by an authorized person.


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